Exhibit 99.1

IMPLANT SCIENCES ANNOUNCES FAVORABLE RULING IN EVANS LITIGATION

WAKEFIELD, MA. November 12, 2008…Implant Sciences Corporation (NYSE Alternext US: IMX), a supplier of systems and sensors for the homeland security market and related industries, today announced a favorable ruling on a key motion in its ongoing litigation with Evans Analytical Group, LLC. The Superior Court of the State of California, Santa Clara County, has denied a motion by Evans to attach substantial portions of the Company’s assets prior to any final judgment on the merits of Evans’ claims.

As previously announced, Evans sued the Company in February 2008, seeking rescission of the sale of our Accurel Systems subsidiary. No trial date has yet been scheduled.

Phillip C. Thomas, Implant Sciences’ Chief Executive Officer, said, “We are pleased by the Court’s ruling and believe we have achieved a significant victory in this matter. With the Court’s decision, we remain free to operate our business without the threat that our cash and other assets may be frozen; we are also free to continue with the planned divestitures of our Core Systems subsidiary and certain other assets so we can focus on our explosives detection business. Moreover, we believe the litigation with Evans has made it extremely difficult to raise capital. Now that this immediate threat is behind us, we will renew our efforts to obtain additional financing.”

Mr. Thomas added, “In reaching its decision to deny Evans’ motion, the Court stated that the evidence submitted by Evans did not demonstrate that Evans is more likely than not to obtain a judgment against us on its rescission claims. Although the litigation will continue, we are encouraged by this finding. We continue to believe that Evans’ claims are not justified and we will continue to defend ourselves vigorously. However, as with any litigation, no assurance can be given that we will ultimately be successful in our defense against Evans’ claims.”

About Implant Sciences

Implant Sciences develops, manufactures and sells sophisticated sensors and systems for the Security, Safety and Defense (SS&D) industries. The Company has developed proprietary technologies used in its commercial portable and bench-top explosive trace detection systems which ship to a growing number of locations domestically and internationally. For further details on the Company and its products, please visit the Company’s website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that: an adverse determination in the litigation described above would have a material adverse effect on our financial condition and results of operations and could require us to file for protection under bankruptcy laws; the continuation of this litigation may make it extremely difficult to raise capital; if the NYSE Alternext US delists our common stock, it may be extremely difficult to raise capital; if third party credit is unavailable, our working capital could be restricted and we may not be able to borrow capital; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management's current expectations and assumptions which could differ materially from the forward-looking statements.

For further information, you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, as amended, for the period ended June 30, 2008. The Company assumes no obligation to update the information contained in this press release.

For further information contact:

Implant Sciences Corporation
Glenn Bolduc, CFO
(781) 246-0700
gbolduc@implantsciences.com